EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Third Quarter 2025 Results

MATTOON, Ill., Oct. 30, 2025 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended September 30, 2025.

Highlights

  Quarterly net income of $22.5 million, or $0.94 diluted EPS
  Adjusted quarterly net income* of $23.3 million, or $0.97 diluted EPS
  Net interest margin tax equivalent* expands to 3.80%, quarterly increase of 8 basis points, helping drive the sixth consecutive quarter of growth in net interest income
  Total loans of $5.82 billion, quarterly increase of $57.0 million, or 1.0%
  Total deposits of $6.29 billion, quarterly increase of $99.3 million, or 1.6%
  Tangible book value per share* increased 6.0% during the quarter to $28.21
  Announced pending acquisition of Two Rivers Financial Group, Inc.
  Completion of core operating system conversion
  Completion of branch optimization project in which 8 full-service branches were closed
  Announced pending acquisition of Ray Farm Management Services, Inc.
  Board of Directors declares regular dividend of $0.25 per share

“The third quarter reflected solid financial and operating performance led by further expansion of our net interest margin while delivering growth in both loans and deposits. We executed on our strategic plan to drive greater efficiency by completing the conversion of our core operating system in late October and closing 8 full-service branches across our footprint during the quarter. The branch closures align with the continued migration in customer preferences to a more digital first mindset. The core system conversion will not only provide cost savings, but will also provide process efficiencies that will set us up well for future growth” said Matthew Smith, President.

“I am excited to announce the pending acquisition of Two Rivers Financial Group, Inc. as we continue to diversify our footprint and enter the state of Iowa. We are honored to have been chosen as their strategic partner. Two Rivers has a long history of providing value to their customers through their banking, trust, and wealth management services. We completed extensive due diligence and solidified our view that our cultures are closely aligned with a focus on community banking” said Joseph Dively, Chairman and CEO.

Net Interest Income
Net interest income for the third quarter of 2025 was $66.4 million, an increase of $2.5 million, or 3.9% compared to the second quarter of 2025. The increase was primarily the result of higher yields on earning assets while maintaining funding costs. Accretion income for the third quarter was $3.2 million, a decrease of $0.2 million compared to the prior quarter.

In comparison to the third quarter of 2024, net interest income increased $8.8 million, or 15.3%.   Interest income was higher by $5.0 million, inclusive of a decrease in accretion income of $0.5 million compared to the third quarter last year. Interest expense was lower by $3.9 million compared to the third quarter of last year.

Net Interest Margin
Net interest margin, on a tax equivalent basis*, was 3.80% for the third quarter of 2025 representing an increase of 8 basis points over the prior quarter, driven by an increase to earning asset yields and maintaining funding costs.

Loan Portfolio
Total loans ended the quarter at $5.82 billion, representing an increase of $57.0 million, or 1.0%, from the prior quarter. The increase was well diversified and included construction and land development, commercial real estate, agriculture operating lines, and commercial and industrial loans. Farm real estate, multi-family residential properties, and consumer loans saw modest declines in the quarter.

In comparison to the third quarter of last year, loan balances increased $209.4 million, or 3.7%. The largest increases were in construction and land development, agriculture operating lines, and commercial and industrial loans.

Asset Quality
Asset quality remained strong for the quarter. The allowance for credit losses (“ACL”) ended the period at $72.9 million and the ACL to total loans ratio was 1.25%. In addition to the ACL, an unearned discount of $26.0 million remains at quarter end. Provision expense was recorded in the amount of $3.4 million during the quarter with growth in the loan portfolio and net charge-offs of $1.6 million. At the end of the third quarter, the ratio of non-performing loans to total loans was 0.38%, which was in line with the prior quarter. The ACL to non-performing loans ratio was 328.5%, a slight increase from 325.0% in the second quarter. The ratio of nonperforming assets to total assets decreased from 0.31% in the prior quarter to 0.30%.   The loan portfolio had some migration from special mention to substandard with nonperforming assets remaining stable. Special mention loans decreased by $20.6 million to $61.2 million and substandard loans increased $36.3 million to $75.3 million, driven primarily by downgrades of three relationships in varying industries and geographies.

Deposits
Total deposits ended the quarter at $6.29 billion, which represented an increase of $99.3 million, or 1.6%, from the prior quarter. Non-interest-bearing demand deposits grew $128.8 million or 9.7% from the second quarter due to seasonal cash flow fluctuations from a few large depositors as well as continued business development efforts. Time deposits also saw an increase during the quarter with decreases in interest bearing demand deposits, savings deposits, and money market accounts.

Non-Interest Income
Non-interest income for the third quarter of 2025 was $22.9 million compared to $23.6 million in the prior quarter. Gains on the sale of real estate from our branch optimization efforts totaled $1.3 million, net of losses realized from leasehold improvement charge-offs associated with leased locations. The sale of low yielding bonds produced a loss of $1.9 million. The bonds sold provided proceeds of $35.7 million that was redeployed at higher rates.   In comparison to the third quarter of 2024, non-interest income decreased $0.1 million, primarily driven by the loss on the sale of securities offset by an increase of insurance commissions.

Wealth management revenues for the quarter were $5.1 million, which was a decrease of $0.2 million from the prior quarter and $0.7 million from the third quarter of 2024. This was primarily driven by lower commodity prices. Overall Ag Services revenue was $1.8 million in the period compared to $2.3 million in the prior quarter and $1.8 million in the third quarter of 2024. First Mid Ag Services has entered into an agreement to acquire Ray Farm Management Services, Inc., based in Princeton Illinois. The transaction is expected to close in the fourth quarter of 2025 and add approximately 9,000 acres under management.

Insurance commissions for the quarter were $7.1 million, which was a decrease of $0.8 million compared to the second quarter due to seasonality. Insurance commissions increased $1.1 million compared to the third quarter of 2024 from both organic growth and strategic acquisitions.

Non-Interest Expenses
Non-interest expense for the third quarter of 2025 totaled $57.1 million compared to $54.8 million in the prior quarter.   Total pre-tax, one-time costs for the quarter were $2.5 million. Net of one-time gains, pre-tax, one-time costs for the quarter totaled $1.1 million. Debit card expenses were higher due to the service provider incentive recognized in the second quarter.   Occupancy and equipment expenses also increased primarily from one-time costs associated with branch closures and technology enhancements.

In comparison to the third quarter of 2024, non-interest expenses increased $3.2 million. Salaries and benefits expenses increased $2.0 million due to annual compensation increases along with incentive for over performance compared to plan in 2025.

The Company’s efficiency ratio*, as adjusted in the non-GAAP reconciliation table herein, for the third quarter of 2025 was 58.75% compared to 58.09% in the prior quarter and 61.33% for the same period last year.

Capital Levels and Dividend
The Company’s capital levels remained strong and above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.99%
Tier 1 capital to risk-weighted assets	13.53%
Common equity tier 1 capital to risk-weighted assets	13.13%
Leverage ratio	10.92%

Tangible book value per share* increased $1.59, or 6.0% during the third quarter of 2025. The increase was driven by both earnings and a decrease of $20.7 million related to the unrealized loss position in the Company’s investment portfolio.

The Company’s Board of Directors approved its regular quarterly dividend of $0.25 payable on Monday December 1st, 2025 to the shareholders of record as of Friday November 14th, 2025.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $7.8 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 160 years. More information about the Company is available on our website at www.firstmid.com.

*Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Earnings,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” “Tangible Book Value per Common Share,” “Adjusted Tangible Book Value per Common Share,” “Adjusted Return on Assets,” and “Adjusted Return on Average Common Equity”. Refer to non-GAAP reconciliation tables herein for reconciliation to comparable GAAP measures. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid and Two Rivers, such as discussions of First Mid’s and Two Rivers’ pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and Two Rivers intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and Two Rivers are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and Two Rivers will not be realized within the expected time period; the risk that integration of the operations of Two Rivers with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions, including failure to obtain the required regulatory, shareholder and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and Two Rivers; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and Two Rivers’ loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and Two Rivers; accounting principles, policies and guidelines; and the ability to complete the proposed transactions or any of the other foregoing risks. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, First Mid and Two Rivers do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Important Information about the Merger and Additional Information
First Mid will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Two Rivers that also constitutes a prospectus of First Mid, which will be sent to the shareholders of Two Rivers. Two Rivers shareholders are urged to read the proxy statement/prospectus when it becomes available, which will contain important information about First Mid, Two Rivers and the proposed transaction, including detailed risk factors. The proxy statement/prospectus and other documents which will be filed by First Mid with the SEC will be available free of charge at the SEC’s website, www.sec.gov. These documents also can be obtained free of charge by accessing First Mid’s website at www.firstmid.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, when available, these documents can be obtained free of charge from First Mid upon written request to First Mid Bancshares, PO Box 499, Mattoon, IL 61938, Attention: Investor Relations; or from Two Rivers upon written request to Two Rivers Financial Group, Inc., 222 North Main St., Burlington, IA 52601-5214, Attention: Andrea Gerst, CFO. A final proxy statement/prospectus will be mailed to the shareholders of Two Rivers.

Participants in the Solicitation
First Mid and Two Rivers, and certain of their respective directors, executive officers, and other members of management and employees, are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 18, 2025. These documents can be obtained free of charge from the sources provided above. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Investor Contact:
Austin Frank
SVP, Shareholder Relations
217-258-5522
afrank@firstmid.com

Jordan Read
Chief Financial and Risk Officer
217-258-3528
jread@firstmid.com

– Tables Follow –

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)
	As of

	September 30,	December 31,	September 30,
	2025	2024	2024

Assets
Cash and cash equivalents	$277,087	$121,216	$164,191
Investment securities	1,098,093	1,073,510	1,125,774
Loans (including loans held for sale)	5,824,038	5,672,462	5,614,591
Less allowance for credit losses	(72,925)	(70,182)	(68,774)
Net loans	5,751,113	5,602,280	5,545,817
Premises and equipment, net	94,673	100,234	101,464
Goodwill and intangibles, net	255,217	261,906	265,139
Bank Owned Life Insurance	173,588	170,854	169,635
Other assets	180,597	189,734	190,469
Total assets	$7,830,368	$7,519,734	$7,562,489

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,450,244	$1,329,155	$1,387,290
Interest bearing	4,839,299	4,727,941	4,701,544
Total deposits	6,289,543	6,057,096	6,088,834
Repurchase agreements with customers	200,506	204,122	204,343
Other borrowings	245,000	242,520	238,712
Junior subordinated debentures	24,419	24,280	24,224
Subordinated debt	79,645	87,472	87,373
Other liabilities	59,076	57,853	60,506
Total liabilities	6,898,189	6,673,343	6,703,992

Total stockholders' equity	932,179	846,391	858,497
Total liabilities and stockholders' equity	$7,830,368	$7,519,734	$7,562,489

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Interest income:
Interest and fees on loans	$87,020	$81,775	$251,722	$239,158
Interest on investment securities	7,659	7,036	21,331	21,846
Interest on federal funds sold & other deposits	1,456	2,371	4,042	6,533
Total interest income	96,135	91,182	277,095	267,537
Interest expense:
Interest on deposits	25,179	28,341	73,865	80,775
Interest on securities sold under agreements to repurchase	1,105	1,444	3,503	5,115
Interest on other borrowings	2,186	2,195	6,060	6,757
Interest on jr. subordinated debentures	452	567	1,384	1,646
Interest on subordinated debt	850	1,092	2,648	3,466
Total interest expense	29,772	33,639	87,460	97,759
Net interest income	66,363	57,543	189,635	169,778
Provision for credit losses	3,353	1,266	7,572	1,992
Net interest income after provision for credit losses	63,010	56,277	182,063	167,786
Non-interest income:
Wealth management revenues	5,145	5,816	16,350	16,543
Insurance commissions	7,089	6,003	24,854	21,747
Service charges	3,240	3,121	9,136	9,304
Net securities losses	(1,930)	(277)	(2,111)	(433)
Mortgage banking revenues	1,255	1,109	3,036	2,853
ATM/debit card revenue	4,182	4,267	12,464	12,603
Other	3,928	2,984	7,637	7,306
Total non-interest income	22,909	23,023	71,366	69,923
Non-interest expense:
Salaries and employee benefits	33,570	31,565	98,941	92,177
Net occupancy and equipment expense	9,196	8,055	25,544	23,122
Net other real estate owned expense	217	107	393	171
FDIC insurance	874	829	2,596	2,600
Amortization of intangible assets	3,128	3,405	9,480	10,242
Stationery and supplies	411	482	1,209	1,243
Legal and professional expense	2,454	2,573	8,287	7,558
ATM/debit card expense	2,052	1,869	5,027	4,341
Marketing and donations	959	836	2,588	2,512
Other	4,285	4,212	12,315	14,720
Total non-interest expense	57,146	53,933	166,380	158,686
Income before income taxes	28,773	25,367	87,049	79,023
Income taxes	6,311	5,885	18,978	19,293
Net income	$22,462	$19,482	$68,071	$59,730

Per Share Information
Basic earnings per common share	$0.94	$0.81	$2.85	$2.50
Diluted earnings per common share	0.94	0.81	2.84	2.49

Weighted average shares outstanding	23,876,020	23,905,099	23,867,537	23,891,430
Diluted weighted average shares outstanding	23,997,198	24,006,647	23,981,938	23,988,478

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Interest income:
Interest and fees on loans	$87,020	$84,784	$79,918	$81,288	$81,775
Interest on investment securities	7,659	6,895	6,777	6,990	7,036
Interest on federal funds sold & other deposits	1,456	1,722	864	1,564	2,371
Total interest income	96,135	93,401	87,559	89,842	91,182
Interest expense:
Interest on deposits	25,179	24,964	23,722	26,144	28,341
Interest on securities sold under agreements to repurchase	1,105	1,218	1,180	1,333	1,444
Interest on other borrowings	2,186	2,043	1,831	1,917	2,195
Interest on jr. subordinated debentures	452	464	468	510	567
Interest on subordinated debt	850	849	949	988	1,092
Total interest expense	29,772	29,538	28,150	30,892	33,639
Net interest income	66,363	63,863	59,409	58,950	57,543
Provision for credit losses	3,353	2,567	1,652	3,643	1,266
Net interest income after provision for credit losses	63,010	61,296	57,757	55,307	56,277
Non-interest income:
Wealth management revenues	5,145	5,394	5,800	6,275	5,816
Insurance commissions	7,089	7,840	9,925	6,805	6,003
Service charges	3,240	2,995	2,901	3,058	3,121
Net securities losses	(1,930)	0	(181)	0	(277)
Mortgage banking revenues	1,255	1,070	711	1,104	1,109
ATM/debit card revenue	4,182	4,636	3,646	4,204	4,267
Other	3,928	1,658	2,062	4,917	2,984
Total non-interest income	22,909	23,593	24,864	26,363	23,023
Non-interest expense:
Salaries and employee benefits	33,570	33,623	31,748	31,957	31,565
Net occupancy and equipment expense	9,196	7,869	8,479	7,285	8,055
Net other real estate owned expense	217	75	101	240	107
FDIC insurance	874	873	849	863	829
Amortization of intangible assets	3,128	3,121	3,231	3,314	3,405
Stationary and supplies	411	367	431	642	482
Legal and professional expense	2,454	2,757	3,076	5,386	2,573
ATM/debit card expense	2,052	1,144	1,831	2,043	1,869
Marketing and donations	959	777	852	906	836
Other	4,285	4,156	3,874	3,661	4,212
Total non-interest expense	57,146	54,762	54,472	56,297	53,933
Income before income taxes	28,773	30,127	28,149	25,373	25,367
Income taxes	6,311	6,689	5,978	6,205	5,885
Net income	$22,462	$23,438	$22,171	$19,168	$19,482

Per Share Information
Basic earnings per common share	$0.94	$0.98	$0.93	$0.80	$0.81
Diluted earnings per common share	0.94	0.98	0.93	0.80	0.81

Weighted average shares outstanding	23,876,020	23,867,592	23,858,817	23,818,806	23,905,099
Diluted weighted average shares outstanding	23,997,198	23,988,974	23,959,228	23,908,340	24,006,647

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)
	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Loan Portfolio
Construction and land development	$336,795	$298,812	$269,148	$236,093	$190,857
Farm real estate loans	367,473	381,517	373,413	390,760	384,620
1-4 Family residential properties	495,537	495,787	488,139	496,597	505,342
Multifamily residential properties	330,549	360,604	356,858	332,644	338,167
Commercial real estate	2,432,180	2,393,640	2,397,985	2,417,585	2,440,120
Loans secured by real estate	3,962,534	3,930,360	3,885,543	3,873,679	3,859,106
Agricultural operating loans	311,594	306,374	296,811	239,671	233,414
Commercial and industrial loans	1,349,863	1,324,653	1,303,712	1,335,920	1,283,631
Consumer loans	36,317	41,604	47,220	53,960	63,222
All other loans	163,730	164,008	165,572	169,232	175,218
Total loans	5,824,038	5,766,999	5,698,858	5,672,462	5,614,591

Deposit Portfolio
Non-interest bearing demand deposits	$1,450,244	$1,321,446	$1,394,590	$1,329,155	$1,387,290
Interest bearing demand deposits	1,901,516	1,947,744	1,814,427	1,907,733	1,834,123
Savings deposits	617,311	632,925	643,289	636,427	648,582
Money Market	1,184,964	1,206,140	1,215,420	1,196,537	1,183,594
Time deposits	1,135,508	1,081,944	1,062,654	987,244	1,035,245
Total deposits	6,289,543	6,190,199	6,130,380	6,057,096	6,088,834

Asset Quality
Non-performing loans	$22,199	$21,895	$26,598	$29,835	$18,242
Non-performing assets	23,670	23,572	28,703	32,030	20,076
Net charge-offs (recoveries)	1,588	1,458	1,783	2,235	804
Allowance for credit losses to non-performing loans	328.51%	325.00%	263.36%	235.23%	377.01%
Allowance for credit losses to total loans outstanding	1.25%	1.23%	1.23%	1.24%	1.22%
Nonperforming loans to total loans	0.38%	0.38%	0.47%	0.53%	0.32%
Nonperforming assets to total assets	0.30%	0.31%	0.38%	0.43%	0.27%
Special Mention loans	61,195	81,815	74,019	57,848	38,151
Substandard and Doubtful loans	75,309	39,031	33,884	35,516	29,037

Common Share Data
Common shares outstanding	23,996,833	23,988,845	23,981,916	23,895,807	23,904,051
Book value per common share	$38.85	$37.27	$36.32	$35.42	$35.91
Tangible book value per common share(1)	28.21	26.62	25.53	24.46	24.82
Tangible book value per common share excluding other comprehensive income at period end(1)	32.79	32.07	31.21	30.42	29.70
Market price of stock	37.88	37.49	34.90	36.82	38.91

Key Performance Ratios and Metrics
End of period earning assets	$7,101,811	$6,924,934	$6,844,096	$6,775,075	$6,786,458
Average earning assets	7,014,675	6,975,783	6,769,858	6,884,303	6,857,070
Average rate on average earning assets (tax equivalent)	5.48%	5.41%	5.29%	5.24%	5.35%
Average rate on cost of funds	1.75%	1.75%	1.74%	1.83%	2.00%
Net interest margin (tax equivalent)(1)(2)	3.80%	3.72%	3.60%	3.41%	3.35%
Return on average assets	1.17%	1.20%	1.19%	1.01%	1.03%
Adjusted return on average assets(1)	1.21%	1.23%	1.23%	1.10%	1.05%
Return on average common equity	9.95%	10.52%	10.35%	9.04%	9.40%
Adjusted return on average common equity(1)	10.34%	10.80%	10.78%	9.80%	9.58%
Efficiency ratio (tax equivalent)(1)	58.75%	58.09%	58.88%	58.76%	61.33%
Full-time equivalent employees	1,178	1,190	1,194	1,198	1,207

[1]Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.
[2]During the first quarter 2025, the Company changed the methodology utilized for the calculation of net interest margin to be more consistent with what is typically used by peer banks and research analysts. The calculation now is the annualized net interest income on a tax equivalent basis divided by average interest earning assets.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended September 30, 2025
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$123,271	$1,432	4.61%
Federal funds sold	76	1	5.22%
Certificates of deposit investments	2,009	23	4.54%
Investment Securities	1,130,674	8,146	2.88%
Loans (net of unearned income)	5,758,645	87,311	6.02%

Total interest earning assets	7,014,675	96,913	5.48%

NONEARNING ASSETS
Other nonearning assets	769,758
Allowance for loan losses	(72,065)

Total assets	$7,712,368

INTEREST BEARING LIABILITIES
Demand deposits	$3,203,911	$15,983	1.98%
Savings deposits	625,166	180	0.11%
Time deposits	1,077,433	9,014	3.32%
Total interest bearing deposits	4,906,510	25,177	2.04%
Repurchase agreements	192,187	1,105	2.28%
FHLB advances	233,043	2,181	3.71%
Federal funds purchased	46	5	0.00%
Subordinated debt	79,609	850	4.24%
Jr. subordinated debentures	24,400	452	7.35%
Other debt	-	-	0.00%
Total borrowings	529,285	4,593	3.44%
Total interest bearing liabilities	5,435,795	29,770	2.17%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,331,638	Avg Cost of Funds	1.75%
Other liabilities	41,524
Stockholders' equity	903,411

Total liabilities & stockholders' equity	$7,712,368

Net Interest Earnings / Spread		$67,143	3.31%

Tax effected yield on interest earning assets			3.80%

Tax equivalent net interest margin is a non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Net interest income as reported	$66,363	$63,863	$59,409	$58,950	$57,543
Net interest income, (tax equivalent)	67,143	64,634	60,162	59,717	58,627
Average earning assets	7,014,675	6,975,783	6,769,858	6,884,303	6,857,070
Net interest margin (tax equivalent)	3.80%	3.72%	3.60%	3.41%	3.35%

Common stockholder's equity	$932,179	$894,140	$870,949	$846,391	$858,497
Goodwill and intangibles, net	255,217	255,547	258,671	261,906	265,139
Common shares outstanding	23,997	23,989	23,982	23,896	23,904
Tangible Book Value per common share	$28.21	$26.62	$25.53	$24.46	$24.82
Accumulated other comprehensive loss (AOCI)	(110,012)	(130,710)	(136,097)	(142,383)	(116,692)
Adjusted tangible book value per common share	$32.79	$32.07	$31.21	$30.42	$29.70

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Adjusted earnings Reconciliation
Net Income - GAAP	$22,462	$23,438	$22,171	$19,168	$19,482
Adjustments (post-tax):(1)
Nonrecurring technology project expenses	360	246	728	1,710	-
Net (gain)/loss on securities sales	1,525	-	143	-	219
Net (gain)/loss on real estate sales	(1,033)	-	-	-	-
Nonrecurring severance expense	15	-	-	-	-
Integration and acquisition expenses	13	3	41	-	137
Total non-recurring adjustments (non-GAAP)	$880	$249	$912	$1,710	$356

Adjusted earnings - non-GAAP	$23,342	$23,687	$23,083	$20,878	$19,838
Adjusted diluted earnings per share (non-GAAP)	$0.97	$0.99	$0.96	$0.87	$0.83
Adjusted return on average assets (non-GAAP)	1.21%	1.23%	1.23%	1.10%	1.05%
Adjusted return on average common equity (non-GAAP)	10.34%	10.80%	10.78%	9.80%	9.58%

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$57,146	$54,762	$54,472	$56,297	$53,933
Other real estate owned property income (expense)	(217)	(75)	(101)	(240)	(107)
Amortization of intangibles	(3,128)	(3,121)	(3,231)	(3,314)	(3,405)
Loss on real estate sales	(95)	-	-	-	-
Nonrecurring severance expense	(19)	-	-	-	-
Nonrecurring technology project expense	(456)	(311)	(921)	(2,164)	-
Integration and acquisition expenses	(17)	(4)	(52)	-	(174)
Adjusted noninterest expense (non-GAAP)	$53,214	$51,251	$50,167	$50,579	$50,247

Net interest income -GAAP	$66,363	$63,863	$59,409	$58,950	$57,543
Effect of tax-exempt income(1)	780	771	753	767	1,084
Adjusted net interest income (non-GAAP)	$67,143	$64,634	$60,162	$59,717	$58,627

Noninterest income - GAAP	$22,909	$23,593	$24,864	$26,363	$23,023
Gain on real estate sales	(1,403)	$-	$-	$-	$-
Net (gain)/loss on securities sales	1,930	0	181	0	277
Adjusted noninterest income (non-GAAP)	$23,436	$23,593	$25,045	$26,363	$23,300

Adjusted total revenue (non-GAAP)	$90,579	$88,227	$85,207	$86,080	$81,927

Efficiency ratio (non-GAAP)	58.75%	58.09%	58.88%	58.76%	61.33%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.